SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2004
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida                               1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

 880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

ITEM 7. EXHIBITS

(c) exhibits

99.1 Raymond James Financial Inc.'s Press Release dated July 13, 2004, containing unaudited financial results for the quarter ended June 25, 2004.

Item 9.  REGULATION FD DISCLOSURE

Pursuant to Item 12, Raymond James Financial, Inc. is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1to this report, which is hereby incorporated herein by reference.

The press release included instructions as to how and when to access the Company's complementary quarterly conference call that was available to all interested persons telephonically and by webcast through the Company's website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      July 13, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Release No. 0704-02

July 13, 2004                       FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL, INC.

REPORTS THIRD QUARTER RESULTS

ST. PETERSBURG, Fla. -- Raymond James Financial, Inc. today reported a 26 percent increase in unaudited net income to $29,613,000, or $0.40 per diluted share, for the third quarter ended June 25 on a 16 percent increase in net revenues of $440,111,000. This compares to net income of $23,562,000, or $0.32 per diluted share, on net revenues of $377,991,000, for fiscal 2003's third quarter.

Unaudited net income for the first nine months of fiscal 2004 was reported at $96,912,000, up 82 percent from 2003's $53,183,000, while net revenues for the period increased 27 percent to $1,334,547,000 from $1,049,204,000 the previous year. Diluted earnings per share were $1.30 versus $0.72 for last year's comparable period.

All per share amounts have been restated to reflect the effect of the March 2004 three-for-two stock split.

"Although the results of the third quarter were not as impressive as the record levels achieved in the immediately preceding quarter, they substantially surpassed last year's comparable quarter, even though the market began its resurgence in that period. Net revenues increased 16 percent driving a 26 percent increase in net income. Except for trading revenues, which declined due to a more difficult environment for fixed income, and flat net interest income, all revenue categories contributed double-digit gains," stated Thomas A. James, chairman of the board

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Page 2                              RAYMOND JAMES FINANCIAL, INC.

Rel. No. 0704-02

and chief executive officer.

"One should not lose sight of the remarkable 82 percent increase in net income for the nine-month period ended in June, based on a 27 percent increment in net revenues," he continued. "These outstanding comparisons demonstrate the power of operating leverage as revenues began to grow again after three years of static results.

"Against the incongruous background of increasing corporate profits and rising interest rates, I do not expect much change in retail transaction volume but investment banking and investment advisory revenue are still robust, auguring for a respectable fourth quarter," he concluded.

The company will conduct its quarterly conference call July 13 at 4:15 p.m. The telephone number is 800-773-5520. The call will also be available on demand on the company's Web site, www.RaymondJames.com, under "About Our Company," "Financials."

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have more than 5,200 financial advisors serving 1.3 million accounts in 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are currently over $100 billion, of which more than $22 billion are managed by the firm's asset management subsidiaries.

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Page 3                              RAYMOND JAMES FINANCIAL, INC.

Rel. No. 0704-02
Raymond James Financial, Inc.
Unaudited Report
For the third quarter ended June 25, 2004
(all data in thousands, except per share earnings)

	Third Quarter			Nine Months
	2004	2003	% Change	2004	2003	% Change
Revenues	$451,535	$389,767	16%	$1,367,568	$1,084,871	26%
Net revenues	440,111	377,991	16%	1,334,547	1,049,204	27%
Net income	29,613	23,562	26%	96,912	53,183	82%

Net income per
share - diluted	0.40	0.32	25%	1.30	0.72	81%
Average shares
outstanding - diluted	74,560	73,365		74,353	73,385

	Balance Sheet Data

	June	March	Sept.	June
	2004	2004	2003	2003
Total assets	$ 7.3 bil.	$ 7.4 bil.	$ 6.9 bil.	$ 7.0 bil.
Shareholders' equity	$ 1,033 mil.	$ 1,003 mil.	$ 925 mil.	$ 889 mil.
Book value per share	$ 14.01	$ 13.64	$ 12.71	$ 12.20

	Management Data

	June	March	Sept.	June
	2004	2004	2003	2003
Total financial advisors:
United States	4,824	4,824	4,770	4,782
Canada	261	243	226	217

# Lead managed/co-managed Public offerings in U.S.	22	26	27	18
Public offerings in Canada	5	7	7	3
Financial assets under management	$22.1 bil.	$21.8 bil.	$19.2 bil.	$18.1 bil.

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Page 4                              RAYMOND JAMES FINANCIAL, INC.

Rel. No. 0704-02

	June	March	Sept.	June
	2004	2004	2003	2003

Client assets	$109 bil.	$107 bil.	$96 bil.	$94 bil.
Client margin balances	$1,129 mil.	$1,074 mil.	955 mil.	$947 mil.
Client trade volume	1,739,000	1,995,000	1,587,000	1,630,000
# of client accounts	1,340,000	1,314,000	1,210,000	1,286,000

	Segment Data
	Third Quarter			Nine Months
	2004	2003	% Change	2004	2003	% Change
Revenues:
Private Client Group	$311,509	$263,096	18%	$925,728	$724,699	28%
Capital Markets	89,151	85,132	5%	294,004	232,724	26%
Asset Management	36,956	30,278	22%	109,137	89,411	22%
RJ Bank	7,099	6,890	3%	20,554	21,877	(6%)
Other	6,820	4,371	56%	18,145	16,160	12%
Total	$451,535	$389,767	16%	$1,367,568	$1,084,871	26%

Pre-tax income:
Private Client Group	$27,835	$22,498	24%	$90,122	$50,371	79%
Capital Markets	10,197	10,872	(6%)	37,822	18,667	103%
Asset Management	7,485	4,332	73%	21,385	12,443	72%
RJ Bank	2,775	2,704	3%	7,038	7,739	(9%)
Other	(578)	(2,262)	74%	(2,790)	(3,441)	19%
Total	47,714	$38,144	25%	$153,577	$85,779	79%

For additional information, contact

Mike White at 727-567-2824.

Please visit the Raymond James Press Center at www.raymondjames.com/media.htm
RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	June 25,	June 27,	%	March 26,	%
	2004	2003	change	2004	Change
Revenues:
Securities commissions and fees	$ 326,701	$ 279,929	17%	$ 352,039	(7%)
Investment banking	17,226	12,224	41%	32,065	(46%)
Investment advisory fees	33,517	27,829	20%	34,460	(3%)
Interest	33,271	32,364	3%	31,575	5%
Net trading profits	5,031	8,491	(41%)	4,512	12%
Financial service fees	20,852	18,910	10%	21,571	(3%)
Other	14,937	10,020	49%	15,151	(1%)

TOTAL REVENUES	451,535	389,767	16%	491,373	(8%)
Interest expense	11,424	11,776	(3%)	10,925	5%
NET REVENUES	440,111	377,991	16%	480,448	(8%)

Non-Interest expenses
Compensation, commissions and benefits	319,962	270,308	18%	341,370	(6%)
Communications and information processing	20,425	19,196	6%	21,354	(4%)
Occupancy and equipment costs	14,913	14,811	1%	15,229	(2%)
Clearance and floor brokerage	5,094	5,187	(2%)	5,320	(4%)
Business development	15,398	13,424	15%	13,854	11%
Other	16,605	16,921	(2%)	16,414	1%

TOTAL NON-INTEREST EXPENSES	392,397	339,847	15%	413,541	(5%)

Income before provision for income taxes	47,714	38,144	25%	66,907	(29%)
Provision for income taxes	18,101	14,582	24%	23,839	(24%)
Net Income	$ 29,613	$ 23,562	26%	$ 43,068	(31%)
Net Income per share basic	$ 0.40	$ 0.33	21%	$ 0.59	(32%)
Net Income per share diluted	$ 0.40	$ 0.32	25%	$ 0.58	(31%)
Weighted average common shares
Outstanding-basic	73,592	72,789		73,352
Weighted average common and common
equivalent shares outstanding-diluted	74,560	73,365		74,395
RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Nine Months Ended
	June 25,	June 27,	%
	2004	2003	change
Revenues:
Securities commissions and fees	$ 982,030	$ 765,334	28%
Investment banking	69,017	37,171	86%
Investment advisory fees	99,934	81,344	23%
Interest	96,001	98,010	(2%)
Net trading profits	16,323	17,654	(8%)
Financial service fees	61,126	49,999	22%
Other	43,137	35,359	22%

TOTAL REVENUES	1,367,568	1,084,871	26%
Interest expense	33,021	35,667	(7%)
NET REVENUES	1,334,547	1,049,204	27%

Non-Interest expenses
Compensation, commissions and benefits	961,993	754,125	28%
Communications and information processing	60,975	58,004	5%
Occupancy and equipment costs	45,435	45,402	0%
Clearance and floor brokerage	15,466	12,864	20%
Business development	42,194	36,885	14%
Other	54,907	56,145	(2%)

TOTAL NON-INTEREST EXPENSES	1,180,970	963,425	23%

Income before provision for income taxes	153,577	85,779	79%
Provision for income taxes	56,665	32,596	74%
Net income	$ 96,912	$ 53,183	82%
Net income per share basic	$ 1.32	$ 0.73	81%
Net income per share diluted	$ 1.30	$ 0.72	81%
Weighted average common shares
Outstanding-basic	73,275	72,878
Weighted average common and common
equivalent shares outstanding-diluted	74,353	73,385